UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 30, 2005

Venture Financial Group, Inc.
 (Exact Name of Registrant as specified in its charter)

Washington	0-24024	91 - 1277503
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

721 College Street SE
PO Box 3800
 Lacey, Washington 98503
 Address of Principal Executive Office and Zip Code

Registrant's telephone number including area code 360-459-1100

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

     Effective June 30, 2005, Venture Financial Group, Inc. and Advance America Servicing of Arkansas, Inc. mutually agreed to terminate the Marketing and Servicing Agreement dated March 21, 2001, between Venture and Advance America Servicing of Arkansas, Inc. As a result of the termination, Venture will cease operating its small loan division in Arkansas. Venture's small loan division offered short-term, unsecured "payday loans" in amounts less than $1,500, generally with high interest rates, that borrowers promised to repay out of their next paycheck.

     Venture decided to pursue termination of the Marketing and Servicing Agreement due to increased regulatory burdens related to making payday loans.

     Under the termination agreement, Venture will not be required to pay any early termination fees and Advance America has agreed to remit to pay to Venture termination payments through December 31, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTURE FINANCIAL GROUP, INC.
(Registrant)
Date: July 6, 2005	By:	/s/ Ken F. Parsons, Sr.
Ken F. Parsons, Sr.
President and Chief Executive Officer